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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-48532) of U.S. Bancorp (the "Registration Statement") of our report dated January 14, 2000 relating to the consolidated financial statements of Firstar Corporation and its subsidiaries (the "Company"), which appears in the Company's 1999 Annual Report to Shareholders, which is incorporated by reference in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the references to us under the captions "Experts" and "Selected Financial Data" in the Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
January 10, 2001